Exhibit 10.1

FOURTH AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Fifth Amended and Restated Credit Agreement (this “Fourth Amendment” or “Amendment”) is entered into as of the 8th day of August, 2012 (the “Effective Date”), by and among GEOMET, INC., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”), and the Banks party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent, the financial institutions party thereto as Banks and the other agents party thereto are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 14, 2011 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, Banks have made a revolving credit loan to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, Borrower has requested that Administrative Agent and the Banks amend the Credit Agreement as more particularly set forth below; and

WHEREAS, Administrative Agent and the Banks are willing to amend the Credit Agreement as set forth below on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and the Banks party hereto hereby agree as follows:

Section 1.              Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 herein, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 1.

1.1          Additional Definitions.  Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Fourth Amendment” means that certain Fourth Amendment to Fifth Amended and Restated Credit Agreement dated as of August 8, 2012, among Borrower, Administrative Agent and the Banks party thereto.

“Fourth Amendment Effective Date”  means the date on which the conditions specified in Section 3 of the Fourth Amendment are satisfied.

“Immaterial Asset Dispositions” means Asset Dispositions to the extent that the aggregate Net Cash Proceeds of all Borrowing Base Properties sold, leased, transferred, abandoned or disposed of in any Determination Period, plus the net mark-to-market value to the Credit Parties of all Borrowing Base Hedges terminated or monetized in Borrowing Base Hedge Monetizations during the same Determination Period, shall not exceed $250,000.

“Loans” means, collectively, the loans made by Banks to Borrower pursuant to Section 2.1(a) and pursuant to the Commitments of each Bank and that are outstanding as of the Fourth Amendment Effective Date.  Effective as of the Fourth Amendment Effective Date, the Loans shall be comprised of Tranche A Loans and Tranche B Loans.

“Monthly Loan Reduction”  means the sum of the collected balances on deposit in the Sweep Accounts (including collection, operating, disbursement and all other bank accounts, but excluding the segregated account) maintained by Borrower and any of its Subsidiaries, minus (i) all outstanding and unpaid checks or Automated Clearing House (ACH) payments and (ii) an amount equal to $1,000,000.  The Monthly Loan Reduction shall be calculated as of the close of business on the 24th day of each month or if the 24th day of the month is not a Domestic Business Day then on the immediately preceding Domestic Business Day commencing on August 24, 2012.

“Supermajority Banks”  means Banks having an aggregate Commitment Percentage which is greater than or equal to seventy-nine percent (79%) of the Total Commitment or holding greater than or equal to seventy-nine percent (79%) of the Outstanding Credit after the Commitments have terminated; provided, that, notwithstanding anything to the contrary contained in this Agreement, the Commitment of, and the portion of the Total Commitment held or deemed held by, any Defaulting Bank shall be excluded for the purposes of making a determination of Supermajority Banks.

“Sweep Accounts” means the deposit accounts described in Section 9.17 maintained by Borrower or any of its Subsidiaries.

“Tranche A Loans” means the Loans outstanding in an amount up to the most recently determined Borrowing Base, which as of the Fourth Amendment Effective Date equals $115,000,000, as may be further reduced, increased or redetermined pursuant to Section 2.7. Section 4.1 through Section 4.3, or otherwise.

“Tranche B Loans” means the Loans, if any, owing to the Banks in excess of the Tranche A Loans as set from time to time in connection with a Determination of the Borrowing Base, which as of the Fourth Amendment Effective Date equals $33,600,000, as it may be further reduced, increased or redetermined pursuant to Section 2.7, Section 4.1 through Section 4.3, or otherwise.

“Transition Accounts”  means the existing deposit accounts of the Credit Parties with BBVA Compass Bank as of the Fourth Amendment Effective Date; provided that (i) the aggregate amount of funds on deposit in such accounts shall not exceed the sum of (a) all outstanding and unpaid checks or Automated Clearing House (ACH) payments against such accounts as of the Fourth Amendment Effective Date plus (b) 10% of the amount determined in the immediately preceding clause(a) up to an aggregate amount not to exceed $5,000 to fund any fees and expenses due to BBVA Compass Bank and other contingencies with respect to such accounts, and (ii) promptly after all such outstanding and unpaid checks or ACH payments clear, all of such accounts shall be closed and any remaining funds on deposit therein shall be transferred to the Sweep Accounts.

1.2          Amendments to Definitions.  The definition of “Loan” contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the definitions of “Applicable Margin”, “Interest Period”, “Loan Papers” and “Termination Date” contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Applicable Margin”  means, on any date, with respect to each Adjusted Base Rate Tranche or Eurodollar Tranche, an amount determined by reference to the following pricing grid:

	Applicable Margin
Type	Eurodollar Tranche	Adjusted Base Rate Tranche
Tranche A Loans	3.00%	2.00%
Tranche B Loans	5.00%	4.00%

“Interest Period” means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending one (1) month thereafter, as Borrower may elect in the applicable Request for Borrowing; provided, that:  (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; (c) if any Interest Period includes a date on which any payment of principal of the Loan subject to such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (i) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Tranche shall have an Interest Period determined as set forth above; and (d) no Interest Period shall extend past the Termination Date.

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, each Facility Guaranty now or hereafter executed, the Mortgages, the First Amended and Restated Pledge and Security Agreement, the Borrower Pledge Agreement, each Subsidiary Pledge Agreement now or hereafter executed, the Certificate of Effectiveness, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

“Termination Date” means April 1, 2014, the date on which all amounts owing under this Agreement shall be due and payable.

1.3          Amendment to Section 2.7.  Section 2.7 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 2.7          Mandatory Prepayments; Monthly Loan Reduction from Sweep Accounts.

(a)           Immediately upon the consummation by any Credit Party of any Asset Disposition (other than an Immaterial Asset Disposition), all Net Cash Proceeds from any such Asset Disposition shall be applied as a mandatory prepayment on the Loan (first to Tranche B Loans until repaid in full, then to Tranche A Loans) except to the extent Supermajority Banks otherwise agree in writing.  Nothing in this paragraph is intended to permit any Credit Party to sell any property or to undertake any Borrowing Base Hedge Monetization other than to the extent permitted under this Agreement including Section 9.5 hereof, and any such non-permitted sale or Borrowing Base Hedge Monetization will constitute a breach of this Agreement.

(b)           On the 25th day of each month or if the 25th day of the month is not a Domestic Business Day, then the immediately succeeding Domestic Business Day, commencing on August 27, 2012, Borrower shall make a payment to the Administrative Agent equal to the Monthly Loan Reduction which shall be applied toward payment of the outstanding principal of the Tranche B Loans until repaid in full and then toward the outstanding principal of the Tranche A Loans notwithstanding anything to the contrary elsewhere in this Agreement.  Borrower shall provide to the Administrative Agent the calculation of the Monthly Loan Reduction upon determination.  Notwithstanding the above, Borrower may reduce the Monthly Loan Reduction amount due in July 2013, by an amount not to exceed the amount of ad valorem taxes Borrower is required to pay in the following month, August 2013, if and only if, in Borrower’s best judgment, such a reduction is necessary for Borrower to maintain sufficient liquidity, and Borrower shall promptly notify the Administrative Agent if it so determines.

(c)           Should any Determination of the Borrowing Base cause the outstanding principal balance of the Tranche B Loans to at any time exceed $33,600,000, Borrower will prepay such excess amount within thirty (30) days following notification of such Determination.”

1.4          Amendment to Section 2.8.  Section 2.8 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Borrower may, subject to Section 3.2 and Section 3.3, but without any other premium or penalty, upon (a) notice given to Administrative Agent on the same Domestic Business Day no later than 11:00 am Eastern Standard Time, with respect to Adjusted Base Rate Borrowings (other than Swing Line Borrowings), and (b) three (3) Domestic Business Days advance notice to Administrative Agent with respect to Eurodollar Borrowings, prepay the principal of the Loan in whole or in part.  Any partial prepayment shall be in a minimum amount of $50,000 (or such lesser amount as may be required to fully prepay any applicable Tranche).  Borrower may, subject to Section 3.2, but without any other premium or penalty, prepay the principal of the Swing Line Loans in whole or in part.  Any partial prepayment shall be in a minimum amount of $50,000 (or such lesser amount as may be required to fully prepay any applicable Swing Line Loan). All such prepayments shall be applied first to prepayment of Tranche B Loans until repaid in full, then to prepayment of the Tranche A Loans.”

1.5          Amendment to Section 2.12.  Section 2.12 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 2.12        Ticking Fee.  Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank’s Commitment Percentage, a ticking fee, which shall be calculated as the applicable ticking fee percentage of the aggregate principal amount of Tranche B Loans outstanding on the calculation dates set forth below and due on the dates payable set forth below:

Calculation Date	Ticking Fee Percentage	Date Payable
November 25, 2012	0.75%	December 1, 2012
February 25, 2013	1.00%	March 1, 2013
May 25, 2013	1.25%	June 1, 2013
August 25, 2013	1.50%	September 1, 2013
November 25, 2013	1.75%	December 1, 2013

1.6          Amendment to Section 4.1.  Section 4.1 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 4.1          Reserve Reports; Proposed Borrowing Base.  As soon as available and in any event by May 1 and November 1 of each year commencing November 1, 2012, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding January 1 and July 1, respectively.  Upon any Determination of the Borrowing Base after the Fourth Amendment Effective Date, the outstanding principal amount of the Loans up to such redetermined amount of the Borrowing Base shall constitute Tranche A Loans, with any outstanding Loans in excess thereof constituting Tranche B Loans.

1.7          Amendment to Section 4.2.  Section 4.2 of the Credit Agreement shall be amended (i) to delete every instance of the phrase “Required Banks” and insert “Supermajority Banks” in place of each such deleted phrase and (ii) to add the following immediately after the last sentence therein:

“As of June 8, 2012, the Borrowing Base was determined to be $115,000,000 and continues to be $115,000,000 as of the Fourth Amendment Effective Date (the “June 8th Determination”).  As a result of the June 8th Determination, a Borrowing Base Deficiency exists and continues as of the Fourth Amendment Effective Date.”

1.8          Amendment to Section 4.3.  Section 4.3 of the Credit Agreement shall be amended to delete every instance of the phrase “Required Banks” in the fourth sentence and insert “Supermajority Banks” in place of each such deleted phrase.

1.9          Amendment to Section 4.4.  Section 4.4 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 4.4          [Intentionally omitted.]”

1.10        Amendment to Section 4.5.  Section 4.5 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 4.5          [Intentionally omitted.]”

1.11        Amendment to Section 8.1.  Section 8.1 of the Credit Agreement shall be amended to insert new subsections (o), (p), (q) and (r) immediately after subsection “(n)” to read in full as follows:

“(o)         a weekly forecast of projected cash receipts and projected cash payments and a comparison to the prior weekly forecast on Tuesday of each week, commencing August 14, 2012;

(p)           a monthly cash projection report for the following month shall be delivered no later than the 25th day of each month (or if the 25th is not a Domestic Business Day, then on the immediately succeeding Domestic Business Day), commencing August 27, 2012 with respect to the cash projection report for September, 2012; an updated report shall be delivered on the 10th Domestic Business Day of the month , commencing on the 10th Domestic Business Day of October, 2012 showing a comparison of the monthly cash projection report to the actual cash usage report for the prior month;

(q)           monthly internally prepared unaudited financials (subject to quarterly adjustments) certified by the Chief Financial Officer of Borrower within 30 days after month end; and

(r)            a monthly report (or earlier upon request of a Bank) from FBR Capital Markets & Co. or any successor on the strategic efforts of the Borrower and, subject to any limitations on disclosure under applicable agreements or law by which Borrower is bound, copies of any documentation related thereto as reasonably requested by any Bank.  At the discretion of the Borrower, the names of counterparties to potential transactions being explored in connection with such strategic efforts may be kept confidential.”

1.12        Amendment to Section 9.2.  Section 9.2 of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Section 9.2          Restricted Payments.  Borrower will not, nor will Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment other than:  (a) Permitted Investments; and (b) the following Distributions in respect of Borrower’s Convertible Preferred Equity:

(i)            cash Distributions paid in lieu of fractional shares of such preferred stock in an aggregate amount not to exceed $2,500 in any calendar quarter.”

1.13        Amendment to Article IX.  Article IX of the Credit Agreement shall be amended to insert new Section 9.17, Section 9.18 and Section 9.19 to read in full as follows:

“Section 9.17        Deposit Accounts.  Neither Borrower nor any of its Subsidiaries will create or permit to exist any deposit or other bank account other than the Sweep Accounts, the hereinafter described segregated account, and the Transition Accounts.  Except for amounts on deposit in the Transition Accounts, Borrower and its Subsidiaries shall maintain all of their deposit or other bank accounts with Capital One, N.A., or such other financial institutions as are acceptable to Administrative Agent, and shall cause all existing and future balances, deposits and receipts to be deposited into such accounts, other than amounts properly deposited in a hereinafter described segregated account (excluding the segregated account, the “Sweep Accounts”).  The Sweep Accounts shall be comprised of two (2) accounts: (i) a deposit account, and (ii) a disbursement account.  Borrower and its Subsidiaries shall also maintain a segregated account at Capital One, N.A.; the funds on deposit in the segregated account shall be solely attributable to proceeds of production or other revenues held by a Credit Party in suspense for owners and holders of Mineral Interests (other than another Credit Party) and shall be disbursed to such other owners and holders of Mineral Interests from time to time in accordance with customary oil and gas industry practices.  The Transition Accounts shall be closed no later than October 31, 2012.

Section 9.18          Continued Engagement of Advisory Firm.  Borrower shall not discontinue its exploration of strategic alternatives with the assistance of FBR Capital Markets & Co. or any successor advisor.

Section 9.19          Increase in Tranche B Amount.  As a result of the first Determination of the Borrowing Base after the Fourth Amendment Effective Date, Borrower will not permit the Tranche B Loans to increase by more than fifty percent (50%) of the amount of principal payments made on the Tranche B Loans since the Fourth Amendment Effective Date.  As a result of each subsequent Determination of the Borrowing Base occurring thereafter, the Borrower will not permit the Tranche B Loans to increase by more than twenty-five percent (25%) of the amount of principal payments made on the Tranche B Loans since the immediately preceding Determination of the Borrowing Base.”

1.14        Amendment to Article X.  Article X of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“Borrower agrees that, so long as any amount payable under any Note or other Obligation remains unpaid:

(a)           Neither Borrower nor any of its Subsidiaries will incur capital expenditures other than (i) those necessary to maintain current operations and leases and (ii) the exercise of early buyout options on compressor leases; provided, that, the aggregate amount of the early buyout options shall not exceed $1,250,000 and the total amount of all capital expenditures (including the exercise of early buyout options) shall not exceed $1,500,000 for calendar year 2012 and $1,000,000 for calendar year 2013 through and including the Termination Date.

(b)           On the last day of each calendar quarter identified below, the aggregate Outstanding Credit under the Credit Facility shall have been reduced to an amount not greater than the amount set forth below:

Quarter Ending	Maximum Outstanding Credit
September 30, 2012	$146,200,000
December 31, 2012	$139,300,000
March 31, 2013	$136,000,000
June 30, 2013	$132,700,000
September 30, 2013	$131,500,000
December 31, 2013	$129,000,000

1.1          Amendment to Section 11.1(e).  Section 11.1(e) of the Credit Agreement shall be deleted in its entirety and amended to read in full as follows:

“(e) any Credit Party shall fail to cause the financial statements described in Section 8.1(a) to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which such Credit Party’s auditors concur and qualifications regarding the ability of the Credit Parties to continue as a going concern) of the accountants preparing such opinion, that such financial statements were prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position and results of operations of such Credit Party;”

1.2          Amendment to Schedule 1.  Schedule 1 of the Credit Agreement shall be amended to delete the first table therein and replace it with the following table:

Banks	Commitment Amount and Outstanding Credit as of the Fourth Amendment Effective Date	Commitment Percentage
Bank of America, N.A.	$30,545,555.48	20.555555505%
Wells Fargo Bank, N.A.	$30,132,777.81	20.277777799%
Bank of Scotland plc	$30,132,777.81	20.277777799%
U.S. Bank National Association	$24,766,666.72	16.666666703%
Comerica Bank	$16,511,111.09	11.111111097%
Capital One, National Association	$16,511,111.09	11.111111097%
Totals:	$148,600,000.00	100%

Section 2.              No Further Borrowings.  As of the date hereof, Banks shall have no obligation to make any new Loans, Letter of Credit Issuer shall have no obligation to issue further Letters of Credit, and Swingline Bank shall have no further obligation to make Swing Line Loans.  As of the Effective Date, the Commitments are hereby terminated and Borrower shall have no further right to request or obtain Loans, Letters of Credit or Swing Line Loans.

Section 3.              Conditions Precedent to Fourth Amendment.  This Fourth Amendment shall be effective as of the Effective Date when the following conditions precedent have been satisfied:

3.1          Counterparts of Amendment.  Administrative Agent shall have received counterparts of this Fourth Amendment executed on behalf of Borrower, each Guarantor, Administrative Agent and each Bank.

3.2          Other Information.  Administrative Agent shall have received such other information and documents as may be reasonably required by Administrative Agent or its counsel.

3.3          Security Documentation.  Administrative Agent shall have received executed counterparts of Mortgages on unencumbered oil and gas properties including raw land and pipeline assets, as well as amendments to previous Mortgages, if required, a First Amended and Restated Pledge and Security Agreement, deposit account control agreements on all bank accounts, and other documents as may be reasonably requested by Administrative Agent and its counsel sufficient to create a first priority perfected security interest in substantially all of Borrower and its Subsidiaries’ assets, all in form and substance satisfactory to Administrative Agent.

3.4          Authority Documentation.  Administrative Agent shall have received such corporate resolutions, certificates and other documents as Administrative Agent shall reasonably require evidencing the authority of Borrower and Guarantors to enter into this Fourth Amendment and the other Loan Papers contemplated hereby.

Section 4.              Representations and Warranties of Borrower.  To induce the Banks and Administrative Agent to enter into this Fourth Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

4.1          Reaffirm Existing Representations and Warranties.  Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

4.2          Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this Fourth Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or any other Credit Party, or result in the creation or imposition of any Lien upon any of the assets of Borrower or any other Credit Party.

4.3          Validity and Enforceability.  This Fourth Amendment constitutes the valid and binding obligation of Borrower and each Guarantor enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4          No Default.  No Default or Event of Default shall have occurred which is continuing.

4.5          No Material Adverse Effect.  There shall not have occurred since March 31, 2012 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

4.6          Absence of Litigation.  There shall not be any action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

4.7          Fees.  Borrower shall have paid all accrued and unpaid interest on the Loan and all accrued fees and expenses of Administrative Agent (including the fees and expenses of counsel for Administrative Agent and its financial advisor).

4.8          Amendment Fee.  Borrower shall have paid a fee of fifty (50) basis points to each Bank based on the percentage of such Bank’s pro rata amount of the Tranche B Loans outstanding on the date hereof.

Section 5.              Miscellaneous.

5.1          Reaffirmation of Loan Papers.  Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

5.2          Parties in Interest.  All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3          Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Fourth Amendment and all related documents.

5.4          Counterparts.  This Fourth Amendment may be executed in counterparts (including, without limitation, by electronic signature), and all parties need not execute the same counterpart; however, no party shall be bound by this Fourth Amendment until Borrower and each Bank has executed a counterpart.  Facsimiles and counterparts executed by electronic signature (e.g. pdf) shall be effective as originals.

5.5          Complete Agreement.  THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.6          Headings.  The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.

5.7          Governing Law.  This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof.

5.8          WAIVER, RELEASE, COVENANT NOT TO SUE, AND INDEMNIFICATION.

(A)          BORROWER AND EACH OF THE GUARANTORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGE AND AGREE THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE AGENT, ANY BANK, ANY OF THEIR AFFILIATES OR ANY OF THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “BANK-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR

SUBORDINATION OF THE OBLIGATIONS OR AMOUNTS OWED UNDER THE LOAN PAPERS OR ANY LIENS OR SECURITY INTERESTS OF ADMINISTRATIVE AGENT.  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND BANKS TO ENTER INTO THIS AMENDMENT, BORROWER AND EACH OF THE GUARANTORS HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE BANK-RELATED PARTIES FROM ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT WHICH BORROWER OR ANY OF THE GUARANTORS NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD (COLLECTIVELY, THE “RELEASED CLAIMS”), SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  BORROWER AND EACH OF THE GUARANTORS FURTHER COVENANTS AND AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE, OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE BANK-RELATED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS.  THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE BANK-RELATED PARTIES BY BORROWER OR ANY OF THE GUARANTORS AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY BORROWER OR ANY OF THE GUARANTORS IN FAVOR OF ANY OF THE BANK-RELATED PARTIES.

(B)          IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN PAPERS, BORROWER AND EACH OF THE GUARANTORS SHALL AND DO HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE BANK-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN PAPERS.  IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE BANK-RELATED PARTIES, BORROWER AND EACH OF THE GUARANTORS SHALL, AT ADMINISTRATIVE AGENT OR SUCH BANK’S REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF BORROWER AND EACH OF THE GUARANTORS, BY COUNSEL SELECTED BY BORROWER SUBJECT TO THE REASONABLE APPROVAL OF ADMINISTRATIVE AGENT.  NOTWITHSTANDING ANY PROVISION OF THIS AMENDMENT OR ANY OTHER LOAN PAPER, THIS SECTION SHALL REMAIN IN

FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS OWED PURSUANT TO THE CREDIT AGREEMENT, THIS AMENDMENT AND THE OTHER LOAN PAPERS.

(C)          The agreements of Borrower and Guarantors set forth in this Section 5.8 shall survive termination of this Amendment.

5.9          Acknowledgment of the Borrower and Guarantors.  Borrower and each Guarantor acknowledges and agrees that Administrative Agent and Banks have executed this Amendment in its sole discretion and without any obligation.  Borrower and each Guarantor further acknowledge and agree that any action taken or not taken by Administrative Agent and Banks prior to, on or after the date hereof shall not constitute a waiver or modification of any terms, covenant or provision of any Loan Paper other than as specified herein or prejudice any rights or remedies other than as specified herein which Administrative Agent or any Bank now has or may have in the future under any Loan Paper, applicable law or otherwise, all of which rights and remedies are expressly reserved by Administrative Agent and Banks.  Borrower and each Guarantor hereby ratifies and confirms its respective obligations under the Loan Papers.

5.10        Loan Paper.  This Amendment is a Loan Paper and is subject to all provisions of the Credit Agreement applicable to Loan Papers, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages to Follow]

BORROWER:

GEOMET, INC.,
a Delaware corporation

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

ADMINISTRATIVE AGENT/BANK:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ John W. Woodiel III
John W. Woodiel III,
Managing Director

BANK OF AMERICA, N.A.,
as a Bank

By:	/s/ John W. Woodiel III
John W. Woodiel III,
Managing Director

OTHER BANKS:

WELLS FARGO BANK, N.A.

By:	/s/ Richard Hawthorne
Name:	Richard Hawthorne
Title:	Director

BANK OF SCOTLAND

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ William J. Umscheid
Name:	William J. Umscheid
Title:	Vice President

COMERICA BANK

By:	/s/ Jeffrey M. Parilla
Name:	Jeffrey M. Parilla
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Vice President

The undersigned (i) consents and agrees to this Fourth Amendment, including, without limitation, Section 5.8 and Section 5.9, and (ii) agrees that the Loan Papers to which it is a party (including, without limitation, the Amended and Restated Facility Guaranty dated as of November 18, 2011, the Pledge and Security Agreement dated as of June 22, 2012 as amended, and Mortgages to which each of the undersigned is a party) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

GEOMET GATHERING COMPANY, LLC,
an Alabama limited liability company

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Manager

GEOMET OPERATING COMPANY, INC.,
an Alabama corporation

By:	/s/ Tony Oviedo
Name:	Tony Oviedo
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary